Exhibit 99.1

LENDINGTREE, INC.
(a Delaware corporation)
$265,000,000
0.625% Convertible Senior Notes due 2022
PURCHASE AGREEMENT
Dated: May 24, 2017

LENDINGTREE, INC.
(a Delaware corporation)
$265,000,000
0.625% Convertible Senior Notes due 2022
PURCHASE AGREEMENT
May 24, 2017
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Goldman Sachs & Co. LLC
as Representatives of the several Initial Purchasers

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated
One Bryant Park
New York, New York 10036
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Ladies and Gentlemen:
LendingTree, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers,” which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch and Goldman Sachs & Co. LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $265,000,000 aggregate principal amount of the Company’s 0.625% Convertible Senior Notes due 2022 (the “Initial Securities”) and (ii) the grant by the Company to the Initial Purchasers, acting severally and not jointly, of the option to purchase all or any part of an additional $35,000,000 aggregate principal amount of its 0.625% Convertible Senior Notes due 2022 (the “Option Securities” and, together with the Initial Securities, the “Securities”) to cover over-allotments. The Securities will be convertible into cash, shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), or a combination of cash and Common Stock, at the option of the Company, on the terms, and subject to the conditions, set forth in the Indenture (as defined below). Any Common Stock into which the Securities are convertible are referred to herein as the “Underlying Securities.” The Securities are to be issued pursuant to an indenture dated as of the Closing Time (the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).
In connection with the offering of the Underlying Securities, the Company is separately entering into a convertible note hedge transaction and a warrant transaction with certain of the Initial Purchasers or their respective affiliates (the “Call Spread Counterparties”), in each case pursuant to a convertible note hedge confirmation (each, a “Base Bond Hedge Confirmation”) and a warrant confirmation (each, a “Base Warrant Confirmation” and, together with the Base Bond Hedge Confirmations, the “Base Call Spread Confirmations”), respectively, each to be dated the date hereof, and in connection with any exercise by the Initial Purchasers of their option to purchase any Option Securities, the Company and each of the Call Spread Counterparties may enter into an additional convertible note hedge transaction and an additional warrant transaction pursuant to an additional convertible note hedge confirmation (each, an “Additional Bond Hedge Confirmation”) and an additional warrant confirmation (each, an “Additional Warrant Confirmation” and, together with the Additional Bond Hedge Confirmations, the “Additional Call Spread Confirmations”), respectively, each to be dated the date on which the Initial Purchasers exercise their option to purchase such Option Securities. We refer to the Base Call Spread Confirmations and the Additional Call Spread Confirmations collectively herein as the “Call Spread Confirmations.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act (the “1933 Act Regulations”) by the Securities and Exchange Commission (the “Commission”)).
The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated May 23, 2017 prior to the Applicable Time (as defined below) (the “Preliminary Offering Memorandum”) and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated May 24, 2017 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers, in the case of the Preliminary Offering Memorandum prior to the Applicable Time, in connection with their solicitation of purchases of, or offering of, the Securities. The Company will prepare a final term sheet reflecting the final terms of the Securities, in the form set forth in Schedule B hereto (the “Final Term Sheet”), and will deliver such Final Term Sheet to the Initial Purchasers prior to the Applicable Time in connection with their solicitation of purchases of, or offering of, the Securities. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities by any written materials other than the Offering Memorandum and the Issuer Written Information. “Issuer Written Information” means (i) any writing intended for general distribution to investors as evidenced by its being specified in Schedule C hereto, including the Final Term Sheet, and (ii) any “road show” that is a “written communication” within the meaning of the 1933 Act. “General Disclosure Package” means the Preliminary Offering Memorandum and any Issuer Written Information specified on Schedule C hereto and issued at or prior to 10:40 P. M., New York City time, on May 24, 2017 or such other time as agreed by the Company and the Representatives (such date and time, the “Applicable Time”).
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Offering Memorandum.
SECTION 1.Representations and Warranties.
(a)Representations and Warranties by the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Initial Purchaser, as follows:
(i)General Disclosure Package; Rule 144A Eligibility. The Company hereby confirms that it has authorized the use of the General Disclosure Package, including the Preliminary Offering Memorandum and the Final Term Sheet, and the Final Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.
(ii)No Registration Required; No General Solicitation. Assuming the truth and accuracy of the representations and warranties of the Initial Purchasers set forth in Section 6 hereof, and subject to compliance by the Initial Purchasers with the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”). None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers and their respective Affiliates and representatives, as to whom the Company makes no representation) has engaged, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act Regulations.

(iii)Accurate Disclosure. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any Issuer Written Information, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Offering Memorandum, as of its date, at the Closing Time or at any Date of Delivery, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, when such documents incorporated by reference were filed with the Commission, when read together with the other information in the General Disclosure Package or the Final Offering Memorandum, as the case may be, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the General Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Plan of Distribution-Commissions and Discounts,” the information in the first paragraph under the heading “Plan of Distribution-Price Stabilization, Short Positions” in the Offering Memorandum and the second paragraph and the first two sentences of the third paragraph under the heading “Plan of Distribution-Hedge and Warrant Transactions” in the Offering Memorandum (collectively, the “Initial Purchaser Information”).
(iv)Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, when they became effective or at the time they were or hereafter are filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).
(v)Independent Accountants. The accountants who certified the Company’s consolidated financial statements included in the Offering Memorandum are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board. Kimble, Certified Public Accountants, who certified the financial statements of Iron Horse Holdings, LLC, which are included in the Offering Memorandum, meets all applicable auditor independence standards with respect to the Company and its subsidiaries.
(vi)Financial Statements; Non-GAAP Financial Measures. The financial statements incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Offering Memorandum present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Offering Memorandum present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the General Disclosure Package or the Final Offering Memorandum, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(vii)No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C)  there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(viii)Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (to the extent the concept of “good standing” is applicable under the laws of such jurisdiction) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
(ix)Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing (to the extent the concept of “good standing” is applicable under the laws of such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non‑assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(x)Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Final Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Final Offering Memorandum).
(xi)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(xii)Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(xiii)Authorization of the Securities and the Common Stock. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The maximum number of shares of Common Stock issuable upon conversion of the Securities (including the maximum number of additional shares of Common Stock by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change (as such term is defined in the Indenture) and assuming (x) the Company elects, upon each conversion of the Securities, to deliver solely shares of Common Stock, other than cash in lieu of any fractional shares, in settlement of each such conversion and (y) the Initial Purchasers exercise their option to purchase the Option Securities in full (the “Maximum Number of Underlying Securities”)) has been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares of Common Stock, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; and the issuance of such shares of Common Stock upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.
(xiv)Description of the Securities, the Common Stock and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Final Offering Memorandum. The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same.
(xv)Authorization and Enforceability of Call Spread Confirmations. The Base Call Spread Confirmations have been, and any Additional Call Spread Confirmations on the date or dates that the Initial Purchasers exercise their right to purchase the relevant Option Securities will have been, duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Call Spread Counterparties, constitute, or will constitute, as the case may be, valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
(xvi)Shares Underlying Warrant Transactions. The maximum number of shares of Common Stock (the “Warrant Shares”) issuable upon exercise and settlement or termination of the warrants issued pursuant to the Base Warrant Confirmations and any Additional Warrant Confirmations have been duly authorized and reserved for issuance and, when issued upon exercise and settlement or termination of such warrants in accordance with the terms of such warrants, will be validly issued, fully paid and non-assessable and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.
(xvii)[Reserved.]
(xviii)Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Call Spread Confirmations and the Indenture and the consummation of the transactions contemplated herein and therein and in the General Disclosure Package and the Final Offering Memorandum (including the issuance and sale of the Securities (and the issuance of any Underlying Securities upon conversion thereof), the issuance of any Warrant Shares and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds” and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, in the case of clause (ii) only, for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness, prior to its stated maturity, by the Company or any of its subsidiaries.

(xix)Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
(xx)Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the General Disclosure Package and the Final Offering Memorandum, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.
(xxi)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities (including issuance of any Underlying Securities) or the issuance of any Warrant Shares or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery and performance of the Indenture or the Call Spread Confirmations, except such filings as have been already been made under the rules of the Nasdaq Global Select Market.
(xxii)Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(xxiii)Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the General Disclosure Package and the Final Offering Memorandum or (B) would not, singly or in the aggregate, result in a Material Adverse Effect, and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Final Offering Memorandum, are in full force and effect, and neither the Company nor any such subsidiary has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(xxiv)Possession of Intellectual Property. Except as set forth or contemplated in the General Disclosure Package and the Final Offering Memorandum, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
(xxv)Patents. Other than as would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth or contemplated in the General Disclosure Package and the Final Offering Memorandum, all patent applications owned by the Company and filed by the Company with the United States Patent and Trademark Office (the “PTO”) or any foreign or international patent authority (the “Company Patent Applications”) have been duly and properly filed; all inventions developed, reduced to practice and owned by the Company in which any agency of the U.S. government has material rights have been properly reported to such agency of the U.S. government and those material rights have been properly noticed in patent applications, patents and licenses relating thereto; the Company has undertaken commercially reasonable efforts to ensure that it has complied with its duty of candor and disclosure to the PTO for the Company Patent Applications; the Company is not aware of any facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications; the Company has no knowledge of any facts which would preclude it from having clear title to the Company Patent Applications that have been identified by the Company in the Disclosure Package and the Final Offering Memorandum as being exclusively owned by the Company, except for any deficiencies which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(xxvi)Environmental Laws. Except as described in the General Disclosure Package and the Final Offering Memorandum or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
(xxvii)Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13‑a15 and 15d‑15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as described in the General Disclosure Package and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a‑15 and Rule 15d‑15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxviii)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxix) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2015 have been filed and no assessment in connection therewith has been made in writing or, to the knowledge of the Company, verbally, against the Company; except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
(xxx)Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied during the past five years.
(xxxi)Investment Company Act. The Company is not required, and, upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Offering Memorandum and after giving effect to the transactions contemplated by the Call Spread Confirmations, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
(xxxii)Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.
(xxxiii)Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(xxxiv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(xxxv)OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(xxxvi)Lending Relationship. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Initial Purchaser.
(xxxvii)Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Final Offering Memorandum are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(xxxviii)Information Technology. All of the Company’s information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information (“IT Systems”) have been properly maintained in accordance with standards prudent in the Company’s industry to ensure proper operation, monitoring and use. The IT Systems are in good working condition to effectively perform all information technology operations necessary for the conduct of the Company’s business as described in the General Disclosure Package and the Final Offering Memorandum. The Company has taken commercially reasonable steps to provide for the back-up and recovery of the data and information critical to the conduct of its business as described in the General Disclosure Package and the Final Offering Memorandum.
(xxxix)No Ratings. There are no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” (as such term is defined under Section 3(a)(62) of the 1934 Act).
(b)Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.
SECTION 2.Sale and Delivery to Initial Purchasers; Closing.
(a)Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule A, the aggregate principal amount of Initial Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Initial Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments as the Representatives in their discretion shall make to ensure that any sales or purchases are in authorized denominations.
(b)Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase the Option Securities, at the price set forth in Schedule A. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon written notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives. The Date of Delivery shall be at least one full business day after the exercise of said option and may not be prior to the Closing Time nor later than seven full business days after the exercise of said option. If the option is exercised as to all or any portion of the Option Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total principal amount of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to ensure that any sales or purchases are in authorized denominations.

(c)Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above‑mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.
SECTION 3.Covenants of the Company. The Company covenants with each Initial Purchaser as follows:
(a)Delivery of Offering Memorandum. The Company has delivered to each Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum (as amended or supplemented) thereto and documents incorporated by reference therein as such Initial Purchaser reasonably requested, and the Company hereby consents to the use of such copies. The Company will furnish to each Initial Purchaser, without charge, such number of copies of the Final Offering Memorandum thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request, provided that the Company need not furnish any documents incorporated by reference in the Preliminary Offering Memorandum or the Final Offering Memorandum to the extent such documents are at such time available on EDGAR.
(b)Notice and Effect of Material Events. If at any time prior to the completion of resales of the Securities by the Initial Purchasers, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or for the Company, to amend or supplement the General Disclosure Package or the Final Offering Memorandum in order that the General Disclosure Package or the Final Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, the Company will promptly (A) give the Representatives notice of such event and (B) prepare any amendment or supplement as may be necessary to correct such statement or omission and, a reasonable amount of time prior to any proposed use or distribution, furnish the Representatives with copies of any such amendment or supplement; provided that the Company shall not use or distribute any such amendment or supplement to which the Representatives or counsel for the Initial Purchasers shall object. The Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request.
(c)Reporting Requirements. Until the completion of resales of the Securities by the Initial Purchasers, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Initial Purchasers shall reasonably object, in each case, except to the extent required by applicable law.
(d)Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Final Offering Memorandum under the heading “Use of Proceeds.”
(f)DTCC. The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of The Depository Trust & Clearing Corporation (“DTCC”).
(g)Listing and Reservation of Underlying Securities and Warrant Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, a number of shares of Common Stock equal to the sum of the Maximum Number of Underlying Securities and the Warrant Shares. The Company will use its reasonable best efforts to effect and maintain the listing of the Maximum Number of Underlying Securities and the Warrant Shares on the Nasdaq Global Select Market.
(h)Conversion Rate. Between the date hereof and the Closing Time, the Company will not do or authorize any act or thing that would result in an adjustment of the Conversion Rate (as such term is defined in the Indenture) of the Securities.
(i)Restriction on Sale of Securities. During a period of 90 days from the date of the Final Offering Memorandum, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance of any Common Stock upon conversion of the Securities, (C) the entry into the Warrant Confirmations, (D) any Common Stock issued upon exercise and settlement or termination of the warrant transactions evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations, (E) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the General Disclosure Package and the Final Offering Memorandum, (F) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Final Offering Memorandum or (G) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the General Disclosure Package and the Final Offering Memorandum, (H) the filing of a registration statement on Form S-8 including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company under stock plans disclosed in the General Disclosure Package and the Final Offering Memorandum, (I) the issuance of up to 7.5% of the aggregate outstanding shares of Common Stock as of the date hereof to (i) owners of businesses which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock, as consideration for the acquisition of such businesses or to management employees of such businesses in connection with such acquisitions or (ii) joint venture partners or other commercial or strategic partners in connection with the formation of any joint venture or other commercial or strategic relationship, in each case, provided that (x) any such issuance is not required to be registered on any registration statement under the 1933 Act in contemplation thereof and (y) any recipient of such shares of Common Stock shall execute a lock-up agreement substantially in the form of Exhibit C hereto, or (J) the entering into an agreement to issue (but, for the avoidance of doubt, not the issuance of) shares of Common Stock to stockholders or other owners of businesses which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock, in each case, the consummation of which is subject to the approval of the Company’s stockholders pursuant to applicable law (any such transaction, a “Specified Transaction”), as consideration for the acquisition of such businesses or to management employees of such businesses in connection with such Specified Transactions.
SECTION 4.Payment of Expenses.
(a)Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) preparation, issuance and delivery of the Securities to the Initial Purchasers and the Common Stock issuable upon conversion thereof and any charges of DTCC in connection therewith, (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iii) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the “Blue Sky” survey and any supplement thereto, (iv) the preparation, printing and delivery to the Initial Purchasers of copies of each Preliminary Offering Memorandum, any Issuer Written Information, the Final Term Sheet and the Final Offering Memorandum and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Initial Purchasers to investors, (v) all fees and expenses of the Trustee and any expenses of any transfer agent or registrar for the Securities or the Common Stock issuable upon conversion of the Securities, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, and fees and expenses of any consultants engaged in connection with the road show presentations, (vii) the fees and expenses incurred in connection with the listing of the Common Stock issuable upon conversion of the Securities on the Nasdaq Global Select Market and (viii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Initial Purchasers caused by a breach of the representation contained in the first sentence of Section 1(a)(iii).
(b)Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 10(a)(i) or (iii) or Section 11 hereof, the Company shall reimburse the Initial Purchasers (except, in the case of a termination in accordance with the provisions of Section 11 hereof, any defaulting Initial Purchaser) for all of their reasonable and documented out‑of‑pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.
SECTION 5.Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of (x) Sheppard, Mullin, Richter & Hampton LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A-1 hereto and (y) Katharine Pierce, the Company’s General Counsel, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A-2 hereto.
(b)Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell, LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.
(c)Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.
(d)Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of PricewaterhouseCoopers LLC and Kimble, Certified Public Accountants, a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum.
(e)Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from each of PricewaterhouseCoopers LLC and Kimble, Certified Public Accountants, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(f)Approval of Listing. At the Closing Time, the Maximum Number of Underlying Securities and the Warrant Shares shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.
(g)Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.
(h)[Reserved.]

(i)Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.
(ii)    Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion of (x) Sheppard, Mullin, Richter & Hampton LLP, counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof and (y) Katharine Pierce, the Company’s General Counsel, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.
(iii)    Opinion of Counsel for Initial Purchasers. If requested by the Representatives, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
(iv)    Bring-down Comfort Letter. If requested by the Representatives, a letter from each of PricewaterhouseCoopers LLP and Kimble, Certified Public Accountants, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(d) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
(j)Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.
(k)Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Initial Purchasers to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.
SECTION 6.Subsequent Offers and Resales of the Securities.
(a)Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:
(i)Offers and Sales. Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum. Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. The Company has not entered into any contractual arrangement, other than this Agreement and the other agreements and instruments contemplated hereby and by the General Disclosure Package and the Final Offering Memorandum, with respect to the distribution of the Securities or the Common Stock issuable upon conversion of the Securities and the Company will not enter into any such arrangement except as contemplated hereby and thereby.
(ii)No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act Regulations) will be used in the United States in connection with the offering or sale of the Securities.

(iii)Legends. Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the General Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.
(iv)    Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.
(b)Covenants of the Company. The Company covenants with each Initial Purchaser as follows:
(i)    Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act Regulations, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(a)(2) thereof or by Rule 144A thereunder or otherwise.
(ii)    [Reserved.]
(iii)    Restriction on Repurchases. Until the expiration of one year after the original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3)), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).
(c)Representations, Warranties and Agreements of the Initial Purchasers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a “qualified institutional buyer” and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act Regulations. Each Initial Purchaser understands that the offered Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees that it has not offered or sold, and will not offer or sell, any offered Securities constituting part of its allotment within the United States except in accordance with Rule 144A or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States. Each Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates (as such term is defined in Rule 501(b) under the 1933 Act Regulations (each, an “Affiliate”)) to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or Affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) pursuant to Rule 144A to a person whom the seller reasonably believes is a qualified institutional buyer that is purchasing such Securities for its own account or for the account of a qualified institutional buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (3) pursuant to another available exemption from registration under the 1933 Act.
SECTION 7.Indemnification.
(a)Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in the Preliminary Offering Memorandum, the Final Offering Memorandum, the information contained in the Final Term Sheet, any Issuer Written Information or any other information used by or on behalf of the Company in connection with the offer or sale of the Securities (or any amendment or supplement to the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and
(iii)    against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Offering Memorandum, the Final Offering Memorandum or the information contained in the Final Term Sheet (or any amendment or supplement to the foregoing) in reliance upon and in conformity with the Initial Purchaser Information.
(b)    Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Preliminary Offering Memorandum, the Final Offering Memorandum or the information contained in the Final Term Sheet (or any amendment or supplement to the foregoing) in reliance upon and in conformity with the Initial Purchaser Information.
(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of the indemnification set forth herein. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which such consent shall not be unreasonably withheld, conditioned or delayed, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (iii) involves only money damages indemnifiable hereunder.
(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 8.Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Initial Purchasers, on the other hand, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Final Offering Memorandum.
The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 9.Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
SECTION 10.Termination of Agreement.
(a)Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.
SECTION 11.Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(i)if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non‑defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non‑defaulting Initial Purchasers, or
(ii)if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Initial Purchasers to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non‑defaulting Initial Purchaser.
No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Initial Purchasers to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or the Final Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.
SECTION 12.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730), and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; notices to the Company shall be directed to it at 11115 Rushmore Drive, Charlotte, North Carolina 28277, attention of Katharine Pierce, General Counsel.
SECTION 13.No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
SECTION 14.Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 17.Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 18.TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 19.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
SECTION 20.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers and the Company in accordance with its terms.
Very truly yours,
LENDINGTREE, INC.

By /s/ Gabriel Dalporto
Title: CFO

CONFIRMED AND ACCEPTED,
as of the date first above written:
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
GOLDMAN SACHS & CO. LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By /s/ Stewart Barry
Authorized Signatory

By: GOLDMAN SACHS & CO. LLC

By /s/ Daniel Young
Authorized Signatory

For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

SCHEDULE A

The initial offering price of the Securities shall be 100.00% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.
The purchase price to be paid by the Initial Purchasers for the Securities shall be 97.15% of the principal amount thereof.
The interest rate on the Securities shall be 0.625% per annum.
Other terms of the Securities will be as set forth under the section “Description of Notes” in the Preliminary Offering Memorandum, as supplemented by the Final Term Sheet.

Name of Initial Purchaser	Principal Amount of Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$ 98,210,000
Goldman Sachs & Co. LLC	$ 82,362,000
RBC Capital Markets, LLC	$ 27,480,000
SunTrust Robinson Humphrey, Inc.	$ 27,480,000
Fifth Third Securities, Inc.	$ 7,367,000
Guggenheim Securities, LLC	$ 7,367,000
Needham & Company, LLC	$ 7,367,000
Stephens Inc.	$ 7,367,000

Total	$265,000,000

Sch A-1

SCHEDULE B
Final Term Sheet

Sch B-1

SCHEDULE C
Issuer Written Information
Final Term Sheet in the form set forth on Schedule B

Sch C-1

SCHEDULE D
List of Persons and Entities Subject to Lock-up

Sch D-1

Exhibit A-1
FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

A-1

Exhibit A-2
FORM OF OPINION OF COMPANY’S GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

A-2

Exhibit B
FORM OF LOCK-UP TO BE DELIVERED PURSUANT TO SECTION 5(g)

B-1